POWER OF ATTORNEY
For Executing Forms 3, 4 and 5
Know all persons by these presents, that the
undersigned hereby constitutes and appoints each of Phil
Jacoby and Cary Claiborne, and each or either of them, his
true and lawful attorney-in-fact to:
(1)	prepare and/or execute for and on behalf of the
undersigned, in the undersigned's capacity as an
officer of Osiris Therapeutics, Inc. (the
"Company"), Forms 3, 4 and 5 to report
transactions in the Company's securities
reportable by the undersigned in accordance with
the provisions of Section 16(a) of the Securities
Exchange Act of 1934, as amended and the rules
and regulations promulgated thereunder;
(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or
desirable to complete the preparation and
execution of any such Form 3, 4 or 5, and any
amendment thereto, and the timely filing of any
such Form 3, 4 or 5, and any amendment thereto,
with the United States Securities and Exchange
Commission and any other authority, it being
understood that the documents executed by such
attorney-in-fact on behalf of the undersigned
pursuant to this Power of Attorney shall be in
such form and shall contain such terms and
conditions as such attorney-in-fact may approve
in his or her discretion; and
(3)	resign as attorney-in-fact and appoint, as a
replacement attorney-in-fact, any employee of the
Company at the time of such resignation; provided
that such resigning and replacement attorneys-in-
fact shall send notice to the undersigned of any
such replacement.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform all and
every act and thing whatsoever requisite, necessary and
proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-fact, or
any replacement attorney-in-fact, shall lawfully do or
cause to be done by virtue of this Power of Attorney and
the rights and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact, and any
replacement attorneys-in-fact, in serving in such capacity
at the request of the undersigned, are not assuming, nor is
the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934, as amended or the rules
and regulations promulgated thereunder.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings
of and transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 3rd day of
August, 2006.
__/s/ Lode Debrabandere________________
Signature
__Lode Debrabandere__________________
Print Name




DMEAST #9572481 v1	2
DMEAST #9572481 v1